EXHIBIT 10.21

EXECUTION COPY

SECURITY AGREEMENT

(Indenture)

THIS SECURITY AGREEMENT, dated as of December 19, 2003, among the undersigned Grantor (the “Initial Grantor”) and each other Grantor that becomes a party hereto from time to time pursuant to Section 26 below (each an “Additional Grantor” and, collectively, the “Grantors”), and The Bank of New York, a New York banking corporation, as collateral agent for the Secured Parties (as defined below) (the “Note Collateral Agent”).

RECITALS

WHEREAS, El Pollo Loco, Inc. (the “Company”) and The Bank of New York, as trustee (in such capacity, the “Trustee”) for the benefit of the holders of the Note Obligations (the “Holders”), are parties to that certain indenture, dated of even date herewith (as the same may be amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time, the “Indenture”); and

WHEREAS, it is a condition to the issuance of Notes under the Indenture that each Grantor shall have granted the security interest contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture and further agree as follows:

SECTION 1. Definitions.

(a) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Additional Notes” means any Notes issued under the Indenture after the date of the Indenture, as part of the same series as the Initial Notes.

“Agreement” means this Security Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Capitalized Lease Obligation” shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Contracts” means the contracts and agreements listed in Schedule 5 as the same may be amended, supplemented, replaced or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate, and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyrights” means (1) all domestic and foreign copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, (2) the rights to print, publish and distribute any of the foregoing, (3) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (4) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements thereof), and (5) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement Agent” means SunTrust Bank, Atlanta, in its capacity as collateral agent under the Priority Lien Security Documents, and any successor thereto in such capacity.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Deposit Account” means (1) all “deposit accounts” as defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof, and (2) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts), in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Excluded Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Excluded Foreign Subsidiary.

“Excluded Assets” means:

(1) any lease, license, contract, property right or agreement to which the Company or any other Obligor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under the security documents shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the security documents immediately and automatically, at such time as such consequences shall no longer result;

(2) any Equity Interests of any future Foreign Subsidiary;

(3) any interests in real property leased by the Company or any Restricted Subsidiary;

(4) assets subject to Liens described in clauses (6) and (16)(b) of the definition of “Permitted Liens” contained in the Indenture;

(5) so long as any Priority Lien Obligations exist that have not been Discharged (as defined in the Intercreditor Agreement), any other assets or properties acquired by the Company or any Guarantor after the date of the Indenture to the extent that the Company or any Guarantor fails to grant a Priority Lien therein to secure the Prior Lien Obligations; and

(6) any assets held directly by Parent other than Capital Stock of the Company;

(7) any assets or properties in which the Note Collateral Agent is required to release its Note Liens securing Note Obligations pursuant to Section 3.6 of the Intercreditor Agreement provided that any property in which the Company or any Guarantor is required to grant a security interest in favor of the collateral agent to secure the Note Obligations pursuant to the third paragraph of Section 4.12 of the Indenture shall not be an Excluded Asset.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and Authorizations issued by governmental authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (1) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (2) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (3) all rights of such Grantor to damages arising thereunder, and (4) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Initial Notes” means the first $110.0 million aggregate principal amount of Notes issued under the Indenture on the date of the Indenture.

“Insurance” means (i) all insurance policies of any Grantor covering any or all of the Collateral (regardless of whether the Note Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies of any Grantor.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to its ultimate parent company or any of such parent’s Subsidiaries.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as even date herewith among the Note Collateral Agent, the Trustee and Priority Lien Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Investment Property” means the collective reference to (1) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all

Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”), (2) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (3) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” means the collective reference to each issuer of a Pledged Security.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Debt” means:

(1) the Initial Notes; and

(2) any Additional Notes that are permitted to be incurred under Section 4.09 of the Indenture provided, that the satisfaction of the requirement in clause (2) shall be conclusively established, for purposes of entitling the holders of Additional Notes to share equally and ratably with the other holders of Note Obligations in the benefits and proceeds of the Note Collateral Agent’s security interests in the Collateral, if the Company delivers to the Note Collateral Agent an Officers’ Certificate stating that such requirement has been satisfied and that the Additional Notes constitute “Note Obligations”, and the holders of such Additional Notes and Note Obligations in respect thereof will be entitled to rely conclusively thereon.

“Note Lien” means a Lien granted pursuant to a Security Document by the Company or any other Obligor to the Note Collateral Agent (or any other holder, or representative of holders, of Note Obligations) upon any property or assets of the Company or such Obligor to secure Note Obligations.

“Note Obligations” means (1) the Note Debt (including with respect to any Additional Notes issued under the Indenture and any Notes issued in the Exchange Offer pursuant to the Registration Rights Agreement), and (2) all other Note Obligations in respect thereof, including, without limitation, any fees, indemnification or reimbursement obligations owing to the Note holders, the Trustee or the Note Collateral Agent, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 of the Indenture.

“Obligor” means the Company, Parent and each Restricted Subsidiary of the Company (if any) that at any time guarantees or provides collateral security or credit support for any Note Obligations.

“Parent” means EPL Intermediate, Inc.

“Patents” means (1) all domestic and foreign patents, patent applications and patentable inventions, all certificates of invention or similar property rights (2) all inventions and improvements described and claimed therein, (3) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (4) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (5) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Permitted Prior Liens” means (1) Liens described in clauses (1), (3), (4), (16)(a), (17) (but only to the extent such Indebtedness being refinanced thereunder is, at the time of such refinancing,, secured by a Permitted Prior Lien) and (18) of the definition of “Permitted Liens” contained in the Indenture; and (2) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

“Pledged Alternative Equity Interests” means all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

“Pledged Commodity Contracts” means all commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities” means all debt securities now owned or hereafter acquired by any Grantor, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” means all interests of any Grantor now owned or hereafter acquired in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” means all promissory notes now owned or hereafter acquired by any Grantor, all Intercompany Notes at any time issued to any Grantor.

“Pledged Partnership Interests” means all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities” means the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements” means all security entitlements of any Grantor.

“Pledged Stock” means all shares of capital stock now owned or hereafter acquired by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.

“Pledged Trust Interests” means all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Priority Lien Collateral Agent” means the Credit Agreement Agent or, after all Priority Lien Obligations in respect of the Credit Agreement have been repaid in full, a single representative of all holders of Priority Liens most recently designated by the Company in an Officers’ Certificate delivered to the Trustee and the Note Collateral Agent or the successor of such representative in its capacity as such.

“Priority Lien Debt” means the principal amount of any Indebtedness which, when incurred (or, in the case of any reimbursement obligation for a letter of credit issued under any Credit Facility, when such letter of credit was issued), either (1) was permitted to be secured by Liens permitted by clause (1), (16)(a) or (18) of the definition of “Permitted Liens” contained in the Indenture or (2) was incurred (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Priority Lien Collateral Agent and the Note Collateral Agent of an Officers’ Certificate to the effect that, at the time of such incurrence, such Indebtedness was permitted to be secured by Liens permitted by clause (1), (16)(a) or (18) of the definition of “Permitted Liens” contained in the Indenture, including without limitation any such Indebtedness incurred in any insolvency or liquidation proceeding to the extent constituting Indebtedness permitted to be secured by Liens permitted by clause (1), (16)(a) or (18) of the definition of “Permitted Liens” contained in the Indenture (it being agreed that, for purposes of qualifying as “Priority Lien Debt,” any loan advanced or letter of credit issued under a line of credit will be deemed “incurred” at the time the Credit Facility governing such Indebtedness is entered into); provided that any holder of Priority Lien Debt and the Priority Lien Collateral Agent shall be conclusively entitled to rely on an Officers’ Certificate from the Company addressed to any such holder or the Priority Lien Collateral Agent (a copy of which Officers’ Certificate is provided substantially concurrently to the Note Collateral Agent and the Trustee) that any borrowings, issuances of letters of credit or other extensions of credit under any Credit Facility were incurred, and are permitted to be incurred, under the terms of the Indenture.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations of the Company or any Obligor under the Priority Lien Documents.

“Priority Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon property owned or to be acquired by the Company or any other Obligor in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Secured Debt” means Note Debt and Priority Lien Debt.

“Secured Debt Document” means the Note Documents and the Priority Lien Documents.

“Secured Parties” means the Note Collateral Agent, the Trustee and the Holders.

“Security Documents” means one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Note Lien upon Collateral, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Trademarks” means (1) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, (2) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (4) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trade Secrets” means (1) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (2) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and (4) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

“Trade Secret License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.

SECTION 2. Grant of Security. Each Grantor hereby assigns and transfers to the Note Collateral Agent, and hereby grants to the Note Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Note Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all General Intangibles;

(h) all Instruments;

(i) all Insurance;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter of Credit Rights;

(n) all Money;

(o) all Vehicles;

(p) all Goods not otherwise described above;

(q) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(r) to the extent not otherwise included, all other property of such Grantor and all Proceeds and products accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.

SECTION 3. Security for Obligations. This Agreement secures the payment and performance of the Note Obligations of each Grantor now or hereafter existing. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Note Obligations and would be owed by each Grantor to the Note Collateral Agent, the Trustee or any Holder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Note Collateral Agent of any of the rights hereunder shall not release such Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Note Collateral Agent, nor the Trustee, nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Note Collateral Agent, nor the Trustee, nor any other Secured Party be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5. Delivery of Chattel Paper. Each Grantor shall promptly upon request by the Note Collateral Agent deliver, assign and endorse to the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement, for the benefit of the Secured Parties, all Chattel Paper and all other documents held by such Grantor in connection therewith.

SECTION 6. [Intentionally omitted]

SECTION 7. Representations, Warranties and Agreements. Each Grantor hereby represents, warrants and agrees as follows:

(a) The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps records concerning the Accounts are located at its address specified in Schedule 1 attached hereto. Each Grantor shall deliver to the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement, any notes receivable payable to such Grantor which exceed $50,000 individually or $100,000 in the aggregate, in its possession.

(b) Each Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational

i.d. number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 2. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. The jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing such Grantor to have been organized or formed. Except as specified on Schedule 2, each Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years preceding execution of this Agreement and has not within the last five years preceding execution of this Agreement become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

(c) On the date hereof, the Inventory and the Equipment (other than mobile goods) of each Grantor are kept in the states listed on Schedule 3. Within the five years preceding execution of this Agreement, such Grantor has not changed the states in which its Equipment and Inventory is located except as otherwise disclosed on Schedule 3.

(d) Schedule 4 attached hereto sets forth a true, complete and correct list of all real property owned by each Grantor, indicating the street address and the use thereof by such Grantor.

(e) On the date of this Agreement, the Company has executed and delivered, and the Company on behalf of itself and each other Grantor will promptly file or record or cause to be filed or recorded (1) Uniform Commercial Code financing statements, naming each Grantor as debtor and the Note Collateral Agent as secured party, for filing with the Office of the Secretary of State of the jurisdiction of organization of each Grantor, and (2) an intellectual property security agreement, executed and delivered by each Grantor, for recordation in the U.S. Patent and Trademark Office and the U.S. Copyright Office, with respect to the Intellectual Property constituting Collateral held by such Grantor. Upon the later of the date of this Agreement and filing or recordation of such financing statements and intellectual property security agreements with the governmental authorities specified in the immediately preceding sentence, the Note Collateral Agent shall have a perfected second-priority security interest in the Collateral securing the Note Obligations for the ratable benefit of the holders of Note Obligations, subject only to Permitted Prior Liens, to the extent a security interest can be perfected in such Collateral by such filings and recordations.

(f) On or before the date of this Agreement, the Company has delivered to the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement, all Pledged Collateral (as defined in the Intercreditor Agreement) to the extent required to be delivered to the Priority Lien Collateral Agent pursuant to the Priority Lien Collateral Documents. Upon the later of the date of this Agreement and the filing or recordation of the financing statements referred to in clause (e) above, the Note Collateral Agent holds a perfected second-priority security interest in such Pledged Collateral securing the Note Obligations for the ratable benefit of the holders of Note Obligations, subject only to Permitted Prior Liens, to the extent a security interest can be perfected in such Collateral either through the filing of the financing statements described in clause (e) above or the delivery of such Collateral to, and possession of such Collateral by, the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement.

(g) On the date of this Agreement, after giving effect to the filing or recordation of the financing statements and intellectual property security agreements referred to in clause (e) above, the Note Collateral Agent holds a perfected second-priority security interest, subject only to Permitted Prior Liens, in all personal property Collateral of the Grantors securing the Note Obligations for the ratable benefit of the holders of Note Obligations, other than (1) Excluded Assets and (2) such other personal and real property of the Grantors that, individually and in the aggregate, is immaterial in value and utility relative to the personal and real property Collateral (as defined in the Indenture) of the Grantors and the other Obligors (as defined in the Indenture), taken as a whole (other than deposit accounts).

(h) The Grantors shall:

(1) use their respective commercially reasonable efforts to do all acts and things that may be required to assure and confirm that the Note Collateral Agent holds a perfected second-priority security interest, subject only to Permitted Prior Liens, in all personal property Collateral of the Grantors securing the Note Obligations, other than (1) Excluded Assets and (2) such other personal and real property of the Grantors that, individually and in the aggregate, is immaterial in value and utility relative to the personal and real property Collateral (as defined in the Indenture) of the Grantors and the other Obligors (other than (i) deposit accounts and (ii) to the extent each Grantor and other Obligor otherwise complies with the requirements of Section 4.20(d) through (h) of the Indenture and the requirements of each Security Document that require an Obligor to take specified steps, within required time periods, to perfect the Note Collateral Agent’s security interest in any Intellectual Property of such Grantor, Intellectual Property of such Grantor); provided that:

(i) unless an Event of Default shall have occurred and be continuing, no Grantor shall be required to enter into any control agreements identifying the Note Collateral Agent as the secured party with respect to deposit accounts of any Grantor, except to the extent, if any, required to comply with the requirements of Section 4.12(c) of the Indenture;

(ii) if an Event of Default shall have occurred and be continuing, each Grantor shall, upon written request by the Note Collateral Agent, enter into such control agreements and other instruments as shall be necessary or requested by the Note Collateral Agent to perfect the Note Collateral Agent’s security interest granted hereunder in any such deposit accounts and Intellectual Property of such Grantor constituting Collateral and shall use its commercially reasonable best efforts to cause such control agreements and other instruments to be executed by the applicable deposit banks or other third parties or to otherwise perfect the Note Collateral Agent’s security interest in the affected deposit accounts or Intellectual Property; and

(iii) regardless of whether an Event of Default shall have occurred and be continuing, each Grantor shall be required to file (or cause to be filed) such Uniform Commercial Code financing statements as shall be necessary or reasonably requested by the Note Collateral Agent to assure and confirm that the Note Collateral Agent holds a perfected second-priority security interest, subject only to Permitted Prior Liens, in all personal property Collateral of each Grantor securing the Note Obligations, to the extent a security interest therein can be perfected by the filing of a financing statement;

(2) use their respective commercially reasonable efforts to take such additional steps as shall be reasonably requested by the Note Collateral Agent in writing to perfect and maintain the priority required hereunder of the Note Collateral Agent’s security interest in the Collateral; provided that, unless an Event of Default shall have occurred and be continuing, no Grantor shall be required to enter into any control agreements identifying the Note Collateral Agent as the secured party with respect to deposit accounts of any Grantor, except to the extent, if any, required to comply with the requirements of Section 4.12(c) of the Indenture; and provided further that following the occurrence and during the continuation of an Event of Default, upon written request by the Note Collateral Agent, each Grantor shall use its commercially reasonable best efforts to take such additional steps as shall be necessary or requested by the Note Collateral Agent to perfect and maintain the priority required hereunder of the Note Collateral Agent’s security interest in the Collateral (or any portion thereof); and

(3) take such other steps as shall be specifically required to be taken by the Grantors in respect of Collateral pursuant to the Indenture (including, without limitation, Section 4.20 thereof), the Security Documents or the Intercreditor Agreement.

(i) For purposes of this Agreement, any requirement that any Grantor take “commercially reasonable efforts” to do any act or thing shall not require such Grantor to make filings or recordations in any country outside of the United States in order to perfect the Note Collateral Agent’s security interest in non U.S. Intellectual Property, unless (1) such Grantor makes any such filings or recordations or takes other steps that perfect a security interest granted in any such Intellectual Property to the Priority Lien Collateral Agent or any holder of Priority Lien Obligations to secure Priority Lien Obligations, in which case such Grantor shall make such filings or recordations or take such steps to perfect and maintain the priority required hereunder of the Note Collateral Agent’s security in such Intellectual Property, or (2) any Grantor commences operations in any country outside of the United States, in which case each Grantor shall make such filings or recordations or take such steps as shall be necessary to perfect and maintain as a perfected second priority security interest, subject only to Permitted Prior Liens, the Note Collateral Agent’s security interest in the Intellectual Property related to such country.

(j) Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Note Collateral Agent shall be responsible for perfecting or maintaining the perfection of any assignment or security interest granted under this Agreement or for filing, refiling, recording or re-recording any document, financing statement, notice or instrument in any public office at any time or times in respect of any such assignment or security interest.

(k) The Company shall comply with its obligations under Section 5.18 of the Second Amendment to Credit Agreement, dated as of December 16, 2003, among the Company, EPL Intermediate, Inc., the Credit Agreement Agent and the lenders party thereto, as such provision is amended, supplemented, modified or waived from time to time.

SECTION 8. Further Assurances.

(a) Each Grantor agrees to comply with the provisions of Section 4.20 of the Indenture as fully as if such provision were set forth herein.

(b) Each Grantor hereby authorizes the Note Collateral Agent and appoints the Note Collateral Agent its attorney-in-fact to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Note Collateral Agent, in its sole judgment, determines is necessary or advisable.

SECTION 9. Insurance.

(a) Each Grantor shall (1) maintain such insurance as may be required by law; (2) so long as any Priority Lien Obligations exist that have not been Discharged (as defined in the Intercreditor Agreement), maintain such other insurance with financially sound and reputable insurers as is otherwise required by the Credit Facilities, as amended, modified, supplemented or waived from time to time; and (3) at any time when there are no Priority Lien Obligations existing that have not been Discharged (as defined in the Intercreditor Agreement), maintain such other insurance, to such extent and against such risks, as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b) At any time following the occurrence and during the continuation of an Event of Default, upon the request of the Note Collateral Agent, each Grantor shall furnish to the Note Collateral Agent full information as to its property and liability insurance carriers. Each Grantor shall use its commercially reasonable efforts to cause the Note Collateral Agent to be named as an additional insured on all liability policies of each Grantor and the Note Collateral Agent and the Trustee shall be named as loss payee (as second priority lienholder) on all property and casualty insurance policies of such Grantor; provided that the Note Collateral Agent’s right to payment thereunder may be conditioned on no Priority Lien Obligations existing that have not been Discharged (as defined in the Intercreditor Agreement).

(c) Upon the request of the Note Collateral Agent, each Grantor shall permit the Note Collateral Agent (or its agents or designees) to visit and inspect any of the Collateral and examine and, at such Grantor’s expense, make abstracts from any of its books and records relating to any of the Collateral at any reasonable time and as often as may reasonably be requested; provided that, so long as no Event of Default shall have occurred and be continuing, the Grantors shall be responsible for the Note Collateral Agent’s expenses under this paragraph (c) only with respect to one such visit in any twelve-month period.

SECTION 10. [Intentionally omitted].

SECTION 11. Note Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Note Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, subject to the Intercreditor Agreement, to take any action and to execute any instrument which the Note Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Note Collateral Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith;

(d) to file any claims or take any action or institute any proceedings which the Note Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Note Collateral Agent with respect to any of its Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor of such Grantor; and

(f) to use any labels, trademarks, trade names, industrial designs, copyrights, advertising matter or other intellectual property rights in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts or related contracts or agreements of such Grantor.

SECTION 12. Note Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Note Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Note Collateral Agent reasonably incurred in connection therewith shall be payable by such Grantor and shall be added to and included in the Note Obligations.

SECTION 13. Note Collateral Agent’s Duties. The powers conferred on the Note Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Note Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Note Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Note Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Note Collateral Agent accords its own property. Each reference herein to any right granted to, benefit conferred upon, or power exercisable by the “Note Collateral Agent” shall be a reference to the Note Collateral Agent (including any successors to the Note Collateral Agent pursuant to the Indenture) for the benefit of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Note Collateral Agent for the benefit of the Secured Parties.

SECTION 14. Remedies. Upon the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement:

(a) The Note Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Security Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the New York UCC at that time or any other applicable jurisdiction. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Note Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale or as expressly required by the Indenture) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the New York UCC and other Applicable Law), may take immediate possession of the Collateral and (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Note Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Note Collateral Agent and make it available to the Note Collateral Agent at one or more locations where such Grantor regularly maintains Inventory and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Note Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Note Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Note Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Note Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Note Collateral Agent is hereby granted a license or other right to use, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by such Grantor or with respect to which such Grantor has rights under license, sublicense or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Note Collateral Agent and (ii) such Grantor will not be in default under such license, sublicense or other agreement as a result of such use by the Note Collateral Agent), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral and each Grantor’s rights under all licenses and all Franchise Agreements shall inure to the benefit of the Note Collateral Agent.

(b) Subject to the Intercreditor Agreement and Section 10.03 of the Indenture, any cash held by the Note Collateral Agent as Collateral and all cash proceeds received by the Note Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Note Collateral Agent, be held by the Note Collateral Agent as collateral for, and/or then or at any time thereafter, after deduction of amounts payable to the Note Collateral Agent under Section 16, be paid to the Trustee for application in whole or in part against, all or any part of the Note Obligations in such order as may be set forth in the Indenture.

(c) Each Grantor hereby acknowledges that the Note Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur the Note Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Note Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of any Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Note Collateral Agent.

SECTION 15. Remedies Cumulative. Each right, power, and remedy of the Note Collateral Agent as provided for in this Agreement or in the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Note Collateral Agent, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Note Collateral Agent of any or all such other rights, powers or remedies.

SECTION 16. Expenses. Each Grantor, jointly and severally, shall upon demand pay to the Note Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel incurred and of any experts and agents, which the Note Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Security Documents, (iii) the exercise or enforcement of any of the rights of the Note Collateral Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 17. Possession Until Default. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or other Security Documents, each Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Indenture and other Security Documents.

SECTION 18. Amendments. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Note Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Note Collateral Agent and such Grantor. Notwithstanding anything to the contrary in this Section 18, no amendment or modification to, or any waiver of, any provision of this Agreement shall be effective unless such amendment, modification or waiver is permitted under Section 10.12 of the Indenture.

SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to, and be deemed received by, the Note Collateral Agent or any Grantor, as the case may be, in the manner and at the respective addresses specified in the Indenture for the Trustee and such Grantor, respectively, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

SECTION 20. Continuing Security Interest: Assignments under Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) payment and performance in full in immediately available funds of the Note Obligations (other than Unasserted Contingent Obligations) and (y) the date on which all security interests in the Collateral have been released pursuant to Section 21, (ii) be binding upon each Grantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Note Collateral Agent, for the benefit of the Secured Parties, and their respective successors, transferees and assigns. Upon the later of (x) the payment and performance in full in immediately available funds of the Note Obligations (other than Unasserted Contingent Obligations) and all other amounts payable under this Agreement and (y) the date on which all security interests in the Collateral have been released pursuant to Section 21, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to each such Grantor or any other Person entitled thereto. No transfer or renewal, extension, assignment or termination of this Agreement or of the Indenture, any other Security Document, or any other instrument or document executed and delivered by any Grantor to the Note Collateral Agent nor any additional Notes issued by any Grantor to any Holder, nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by the Note Collateral Agent, nor any other act of the Note Collateral Agent, the Trustee or the Holders shall release such Grantor from any obligation, except a release or discharge executed in writing by the Note Collateral Agent with respect to such obligation or payment of such obligation or upon full performance and payment in full in immediately available funds of all the Note

Obligations. The Note Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Note Collateral Agent and then only to the extent therein set forth. A waiver by the Note Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Note Collateral Agent would otherwise have had on any other occasion. For purposes of this Agreement, “Unasserted Contingent Obligations” means, at any time, Note Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness and (ii) any such contingent claims or demands as to which the Note Collateral Agent or any holder of Note Obligations has then notified the Company or any Grantor) in respect of which no claim or demand for payment has been made at such time.

SECTION 21. Release of Collateral. The security interests in, and Liens on, the Collateral created or purported to be created by this Agreement shall be released only in the circumstances and to the extent provided in Section 10.08 of the Indenture. The Note Collateral Agent will sign and deliver appropriate termination statements to terminate such security interests (without any recourse or representation, warranty or liability of any kind).

SECTION 22. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

SECTION 23. Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY THE NOTE COLLATERAL AGENT OR ANY SECURED PARTY WITH RESPECT TO THIS AGREEMENT, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW YORK. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH GRANTOR AT THE ADDRESS PROVIDED FOR IN SECTION 19, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

SECTION 24. Consent to Venue. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 25. Waiver of Jury Trial. EACH GRANTOR AND EACH OF THE NOTE COLLATERAL AGENT AND THE SECURED PARTIES TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH SUCH GRANTOR, THE NOTE COLLATERAL AGENT OR ANY SECURED PARTY OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES AND OTHER PERSONS DESCRIBED IN THIS SECTION 25.

SECTION 26. Additional Grantors. Each Guarantor that is created or acquired after the date of the Indenture and is required to grant a security interest in its assets and properties in favor of the Note Collateral Agent to secure the Note Obligations pursuant to the Indenture and the Security Documents may become a Grantor hereunder for all purposes of this Agreement by executing and delivering to the Note Collateral Agent at its address provided for in Section 19 a counterpart signature page to this Agreement.

SECTION 27. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 28. Intercreditor Agreement. The provisions of this Agreement are subject in all respects to the provisions of the Intercreditor Agreement and, in the event of any, discrepancy or inconsistency between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

SECTION 29. Incorporation of the Indenture. The Indenture and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.

SECTION 30. Inconsistencies with Indenture. To the extent there are any inconsistencies between this Agreement and the Indenture, the provisions of the Indenture shall control.

SECTION 31. Delivery. Notwithstanding the foregoing, subject to the terms of the Intercreditor Agreement, at such time as there are no Priority Lien Obligations existing that have not been Discharged (as defined in the Intercreditor Agreement), any and all items that are required to be delivered, assigned, and/or endorsed to the Priority Lien Collateral Agent under this Agreement shall be delivered, assigned and/or endorsed to the Note Collateral Agent.

SECTION 32. Note Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Note Collateral Agent” shall be a reference to the Note Collateral Agent for the benefit of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Note Collateral Agent for the benefit of the Secured Parties.

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EXECUTION COPY

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:	EL POLLO LOCO, INC., a Delaware corporation, as a Grantor

	By:	/s/ Glenn B. Kaufman

	Name:	Glenn B. Kaufman
	Title:	Vice President

NOTE COLLATERAL AGENT:	THE BANK OF NEW YORK, as Note Collateral Agent

	By:	/s/ Sirojni Dindial

	Name:	Sirojni Dindial
	Title:	Assistant Vice President